UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Community First, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held at 4:00 p.m., May 20, 2010.
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As part of our efforts to cut unnecessary expenses and conserve the environment, Community First, Inc. has elected to provide Internet access to our proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at: http://www.cfpproxy.com/6437
The annual shareholder meeting (the “Meeting”) will be held at 4:00 p.m on May 20, 2010, at Vest Hall located on the campus of Columbia Academy, 1101 West 7th Street, Columbia, Tennessee. The matters to be covered are noted below:
1.	Election of four individuals (Fred C. White, W. Roger Witherow, Bernard Childress and Stephen F. Walker) to the Board of Directors as Class II directors, each to serve for a three year term and until his successor is duly elected and qualified.

2.	Approval of the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement.

3.	Approval of an amendment to the Company’s Charter to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000.

4.	Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.
The Board of Directors is not aware of any other proposals that are expected to come before the Meeting. Shareholders of record at the close of business on March 15, 2010 are entitled to vote at the Meeting.
Your Board of Directors recommends a vote “FOR” each of the above proposals.
PLEASE NOTE — YOU CAN NOT VOTE BY RETURNING THIS NOTICE. To vote you shares you will need to complete, sign and return the paper copy of the proxy card that you will receive separately in the mail. Alternatively, you can print or download a proxy card from the Internet at http://www. cfpproxy.com/6437.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the Meeting.
If you want to receive a paper copy of our proxy statement and annual report, you must request them. There is no charge to you for requesting a copy. Please make your request for these reports by May 10, 2010 to facilitate timely delivery. You will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:
•	Call our toll-free number, (800) 951-2405; or

•	Visit our website at http://www.cfpproxy.com/6437; or

•	Send us an email at fulfillment@rtco.com.
and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.
Directions to the meeting can be obtained by following the instructions included in the proxy statement.
We ask that you cast your vote promptly. Please help save the Company additional solicitation costs by voting promptly.
Thank you for your continued support!
Shareholder Control Number